                                                                    Exhibit 3.13

                            CERTIFICATE OF FORMATION

                                       OF

                                   HC-SP, LLC

         This Certificate of Formation of HC-SP, LLC (the "LLC"), dated June 19, 1998, is being duly executed and filed by Paul J. Crecca, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C Section 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is HC-SP, LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of Newcastle.

         THIRD. The name and address of the registered agent for service of process of the LLC in the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of Newcastle.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                   /s/ Paul J. Crecca
                                                   -----------------------------
                                                   Paul J. Crecca
                                                   Authorized Person






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                            CERTIFICATE OF AMENDMENT

                                       TO

                            CERTIFICATE OF FORMATION

                                       OF

                                   HC-SP, LLC

      HC-SP, LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the "Act"), for the purpose of amending its Certificate of Formation pursuant to Section 18-202 of the Act, hereby certifies that effective on the 30th day of June, 1998 the First Paragraph of its Certificate of Formation is amended to read in its entirety as follows:

      FIRST. The name of the limited liability company is Sundance Publishing, LLC.

      IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized person as of the 30th day of June, 1998.

                                    HC-SP, LLC



                                    By: /s/ Paul J. Crecca
                                        ---------------------------------
                                        Paul J. Crecca, Authorized Person
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                              CERTIFICATE OF MERGER

                                       OF

                      NEWBRIDGE EDUCATIONAL PUBLISHING, LLC

                                      INTO

                            SUNDANCE PUBLISHING, LLC

      Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the "Act") as amended, the undersigned surviving limited liability company submits the following Certificate of Merger (the "Certificate of Merger") for filing and certifies that:

1. The name and jurisdiction of formation of each of the limited liability companies which is to merge (the "Merger") are:

      Name                                            Jurisdiction
      ----                                            ------------
      Newbridge Educational Publishing, LLC           Delaware
      Sundance Publishing, LLC                        Delaware

2. An Agreement and Plan of Merger (the "Merger Agreement") has been approved and executed by each of the foregoing domestic limited liability companies.

3. The name of the surviving limited liability company is Sundance/Newbridge Educational Publishing, LLC.

4. The Merger shall become effective upon filing of the Certificate of Merger.

5. The Merger Agreement is on file at the place of business of the surviving limited liability company which is located at c/o Haights Cross Communications, Inc., 10 New King Street, Suite 110, White Plains, NY 10604.

6. A copy of the Merger Agreement will be furnished by the surviving limited liability company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is a party to the Merger.

                            [Signature page follows]

      IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 12th day of August, 2003, and is being filed in accordance with Section 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

                                    SUNDANCE PUBLISHING, LLC

                                    By: Haights Cross Operating Company,
                                        Its Manager


                                    By: /s/ Paul J. Crecca
                                       --------------------------
                                       Name:  Paul J. Crecca
                                       Title: Vice President